Exhibit 99.1

Press Release
For Immediate Release

Guaranty Bank & Trust to Open
Austin Location
Travis Brown to Serve as President

MOUNT PLEASANT, Texas, August 24, 2017 / GlobeNewswire/ -- Guaranty Bancshares, Inc., (NASDAQ: GNTY), the parent company of Guaranty Bank & Trust, N.A., today announced the bank will be expanding into the Austin market. The bank will initially open a loan production office and then immediately file an application with the Office of the Comptroller of the Currency for approval to convert the location into a full-service banking location.

Travis Brown will serve as President of Guaranty’s new Austin location. Mr. Brown joins Guaranty with over 12 years of commercial banking experience in the Austin market. He is an Austin native and his family has been in Austin for over 50 years. He has successfully built strong relationships with commercial clients throughout his banking career, with extensive knowledge of the market. Mr. Brown has expertise in corporate banking and commercial real estate, business and development loans, and he has built strong customer relationships with local business owners and real estate investors.

Ty Abston, Chairman of the Board and Chief Executive Officer, stated, “We are excited to have Travis lead our expansion efforts in Austin. Travis has the local experience and relationships that will help us successfully expand Guaranty’s community banking model into the Austin market. Austin has been part of our long-term expansion strategy for a number of years. We are glad to have found the right banker to start executing on that strategy and lead Guaranty in this exciting growth market in Texas.”

Mr. Brown grew up in Westlake Hills, received his Bachelor of Business Administration in Management from St. Edwards University in Austin and is in his final year of completing his Masters in Business Administration at the University of Texas in Austin. He served as an infantryman in the United States Marine Corps from 2004-2006. Mr. Brown is active in various community and charitable organizations in Austin. He currently serves in various capacities with the Real Estate Council of Austin, Austin Chamber of Commerce, the Dell Children's Trust, as well as being an alumni of Leadership Austin, Austin Young Chamber of Commerce and Young Texan Society.

Mr. Brown added, “I am very excited to join Guaranty and become part of an organization that began over 100 years ago. Guaranty’s mission and values are the foundation of their continued success. I look forward to bringing the Guaranty brand to Austin, where we have seen amazing growth over the past several years. We have an incredible opportunity to introduce Austin businesses and individuals to a strong community bank that focuses on the success of our customers, building long-term relationships and supporting the local community.”

About Guaranty Bancshares
Guaranty Bancshares, Inc. is a bank holding company that conducts commercial banking activities through its wholly-owned subsidiary, Guaranty Bank & Trust, N.A. One of the oldest regional community banks in Texas, Guaranty Bank & Trust provides its customers with a full array of relationship-driven commercial and consumer banking products and services, as well as mortgage, trust, and wealth management products and services. Guaranty Bank & Trust has 26 banking locations across 18 Texas communities located within the East Texas, Dallas/Fort Worth and Central Texas regions of the state. As of June 30, 2017, Guaranty had total assets of $1.9 billion, total loans of $1.3 billion and total deposits of $1.6 billion. Visit www.gnty.com for more information.

Cautionary Statement Regarding Forward-Looking Information
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and our ability to obtain regulatory approval to convert our proposed loan production office in Austin to a full service branch location and execute our growth strategy in this new market. We can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and we do not intend, and assume no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

###

Contact Information:

Cappy Payne
Senior Executive Vice President & CFO
Guaranty Bancshares, Inc.
(888) 572-9881
Investors@gnty.com